UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 6, 2011

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32616 (Commission File Number)	98-0381367 (I.R.S. Employer Identification No.)

Room 2001, FanMeiBuilding
No. 1 NaguanZhengjie
Xi’an, Shaanxi
People’s Republic of China  710068
(Address of principal executive offices) (zip code)

(86) 011-86-29-87074957
(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, NY 10006
Tel: (212) 930 9700
Fax: (212) 930 9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Changes in Registrant’s Certifying Accountant

On September 6, 2011, Bodisen Biotech, Inc. (the “Company”) was notified that its principal independent accountant, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”), had resigned its engagement with the Company, effective immediately.

No report of ACSB on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2010 and through September 6, 2011 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2009 and 2010 and through September 6, 2011: (i) there have been no disagreements with ACSB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to ACSB’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) ACSB did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1) of Regulation S-K.

The Company has provided ACSB with a copy of the disclosure contained in this Current Report on Form 8-K on September 9, 2011, and requested ACSB to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company herein and, if not, stating the respects in which it does not agree.  A copy of this letter, dated September 9, 2011 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits

(d)	Exhibits
	16.1	Letter dated September 9, 2011 from Acquavella, Chiarelli, Shuster, Berkower & Co., LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2011	BODISEN BIOTECH, INC.

	By:	/s/ Lin Wang
Lin Wang
Chief Executive Officer